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                                                                    Exhibit 4(a)

                          THE STANDARD PRODUCTS COMPANY
                         1997 EMPLOYEE STOCK OPTION PLAN

         1. INCENTIVE PURPOSE. The purpose of The Standard Products Company 1997 Employee Stock Option Plan (the "Plan") is to encourage and enable key management employees of The Standard Products Company, an Ohio corporation (the "Company"), and its subsidiaries to acquire a larger stock ownership and personal financial interest in the Company and thereby provide additional incentive for the promotion of the welfare of the Company and for the continued service of the participants with the Company.

         2. AMOUNT OF STOCK. Upon the approval of the Plan by the shareholders, there shall be reserved, allotted and set aside for issuance under the Plan 350,000 of the presently authorized but unissued Common Shares, $1.00 par value, of the Company (the "Common Shares"), subject to Paragraph 13. As set forth in Paragraph 19 of the Plan, all of such options may be granted as incentive stock options, all of such options may be granted as nonqualified stock options, or such options may be granted as both incentive stock options and nonqualified stock options.

         3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors which shall consist of not less than three members, none of whom are employees of the Company or its subsidiaries or are eligible to receive an incentive or nonqualified stock option while serving as a member of the Committee, and each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 or any successor definition adopted by the Securities and Exchange Commission and an "outside director" with the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board may also select one or more qualified Directors to serve as alternate members of the Committee, who may take the place of any absent member or members at any meeting of the Committee. The Committee shall be authorized to administer the Plan in accordance with its terms and may adopt, amend or repeal such rules and regulations as the Committee may desire concerning the conduct of its affairs. The interpretation and construction by the Committee of any provision of the Plan or of any stock option granted under it and the administration of the Plan by the Committee shall be final. No member of the Board of Directors or the Committee shall be liable for any action taken or omitted or any determination made in good faith in connection with the Plan.

         4. PARTICIPATION. Subject to the limitations herein set forth, the Committee may grant incentive or nonqualified stock options from time to time during the period ending August 17, 2007, to such key management employees of the Company or any subsidiary thereof as in the opinion of the Committee will best further the interests of the Company and achieve the purposes of the Plan. No option shall be granted to any individual who, at the time the option is granted:

                   (i) Shall not be an employee of the Company or a subsidiary (as defined in Section 424(f) of the Code) thereof, or

                  (ii)  Shall be a member of the Committee.

         5. THE OPTION PRICE. Except as provided in Paragraph 7, the option price per Common Share to be paid upon the exercise of any stock option, as determined by the Committee, shall be not less than the fair market value per Common Share at the time the option is granted. Such fair market value shall be the first sale price per Common Share (or in the event there are no sales, then the average of the opening bid and asked prices per Common Share) on the New York Stock Exchange on the date on which the option is granted.

         6. LENGTH OF OPTION. Except as otherwise provided, each option shall be exercisable no later than ten (10) years from the date it is granted. Each option granted to an employee, who at the time the incentive stock option is granted to him, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the employee corporation or of its parent or subsidiary corporation under the attribution rules set forth in Section 424(d) of the Code, shall be exercisable no later than five (5) years from the date it is granted. The Committee, in its sole discretion, will determine the vesting schedule of each option


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granted under this Plan; provided, however, that no option may be exercised prior to one year from the date it is granted. Except as provided in Paragraphs 8, 9 and 10 hereof, no option may be exercised unless the optionee is at the time of such exercise in the employ of the Company or of a subsidiary thereof and shall have been continuously so employed since the granting of his option. Absence or leave approved by the Committee in accordance with applicable provisions of the Code and the regulations promulgated thereunder shall not be considered an interruption of employment for purposes of the Plan.

         7. LIMITATION ON GRANTING OF OPTIONS. The Committee shall not grant incentive stock options if the aggregate fair market value (determined at the time the option is granted) of Common Shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all option plans of his employer corporation and its parent and subsidiary corporations) shall exceed $100,000. In no event shall there be granted under the 1997 Stock Option Plan or any other stock option plan of the Company to any employee in any calendar year options to purchase more than 250,000 Common Shares. If any employee, at the time an incentive stock option is granted to him, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the employer corporation or its parent or subsidiary corporations (taking into account the attribution of stock ownership rules set forth in Section 424(d) of the Code), the option price per Common Share to be paid upon the exercise of such incentive stock option shall not be less than one hundred and ten percent (110%) of the fair market value per Common Share at the time the incentive stock option is granted, as determined in accordance with Paragraph 5.

         8. TERMINATION OF EMPLOYMENT. If an optionee shall cease to be employed by the Company or a subsidiary thereof on account of normal retirement, early retirement. or disability, either physical or mental, he may exercise his option to the extent that he was entitled to exercise it at the date of such cessation or for such greater number of shares subject to the option as to which the Committee may authorize an acceleration of time of exercise under the option. If such cessation of employment is for any reason other than death or permanent and total disability (within the meaning of Section 22 (e)(3) of the Code), said optionee may exercise his option to the same extent, but only within the three months next succeeding such cessation of employment; provided, however, that in the event of an uninterrupted transfer of employment to or between the Company and/or any parent or subsidiary corporation of the Company, such option shall continue in effect until the employee ceases to be employed by all such affiliated corporations. Neither the Plan, nor the granting of any option thereunder, will confer upon any optionee any right with respect to continuance of employment by the Company, or any subsidiary thereof, nor will it interfere in any way with his right, or the employer's right, to terminate his employment at any time.

         9. DEATH OF OPTIONEE. In the event of the death of an optionee while in the employ of the Company or a subsidiary thereof, the options theretofore granted to him shall be exercisable only within one year next succeeding such death, or within the balance of the period of the option if less than one year, and then only by the administrator or executor of his estate and to the extent that the deceased optionee was entitled to exercise it at the date of his death.

         10. DISABILITY OF OPTIONEE. In the event of the permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the optionee while in the employ of the Company or a subsidiary thereof, the options theretofore granted to him shall be exercisable only within the one-year period next succeeding his cessation of employment or within the balance of the period of the option if less than one year,.

         11. NONASSIGNABILITY. Each option shall by its terms provide that it is not transferable by the optionee other than by will or the laws of descent and distribution and that it is exercisable during his lifetime, only by the optionee or by the optionee's duly authorized legal representative if the optionee is unable to exercise his option as a result of the optionee's disability, but only if, and to the extent, permitted by Section 422 of the Code, and after his death, only by his administrator or executor, as above permitted; provided, however, that if so provided in the instrument evidencing the Option, the Compensation Committee may permit any optionee to transfer the Option during his lifetime to one or more members of his family, to one or more trusts for the benefit of one or more members of his family, provided that no consideration is paid for the transfer and

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that such transfer would not result in the loss of any exemption under Rule
16b-3 for any Option that the Compensation Committee does not permit to be so transferred. The transferee of an Option shall be subject to all restrictions, terms, and conditions applicable to the Option prior to its transfer, except that the Option shall not be further transferable inter vivos by the transferee. The Compensation Committee may impose on any transferable Option and on the Common Shares to be issued upon the exercise of the Option such limitations and conditions as the Committee deems appropriate.

         12. METHOD OF EXERCISE. Options shall be exercised in blocks of fifty
(50) or more shares. Exercise of options shall be by the execution by the person entitled at the time to exercise the options of a written notice of such exercise and delivery thereof to the Company at its principal office in Dearborn, Michigan, which notice shall specify the number of shares being purchased. In the case of Common Shares purchased under options (unless such Common Shares have in either case been registered under the Securities Act of 1933 (the "1933 Act")), the written notice shall contain a representation in form approved by the Company that such Common Shares are being acquired not with a view to resale or distribution and will not be sold or otherwise transferred except upon compliance with the 1933 Act and the Rules and Regulations issued thereunder. In the case of the exercise of an option, such notice shall be accompanied by payment in full of the option price of the Common Shares. Payment of the option price with respect to any stock option may be made in cash or in Common Shares valued at the closing sale price per Common Share (or in the event there are no sales, then the average of the closing bid and asked prices per Common Share) on the New York Stock Exchange on the last trading day preceding the date on which the option is exercised. Upon receipt of such notice and payment, the Company will promptly issue and deliver its certificate for the number of Common Shares being purchased under options. No person, estate or other entity shall have any of the rights of a shareholder with reference to Common Shares subject to an option until a certificate or certificates for the shares have been delivered. An option granted under this Plan may be exercised for any lesser number of Common Shares than the full amount for which it could be exercised subject to the first two sentences of this Paragraph. Such a partial exercise of an option shall not affect the right to exercise the option from time to time in accordance with this Plan for the remaining Common Shares subject to the option.

         13. ADJUSTMENTS. In the event of any change in the number or kind of outstanding shares of the Company by reason of recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, the Committee in its discretion shall make an appropriate adjustment in the number and kind of shares for which options may thereafter be granted both in the aggregate and as to each optionee, as well as in the number and kind of shares subject to options theretofore granted and the option price payable upon exercise of such options.

         14. REALLOCATION OF UNUSED SHARES. Shares which are not purchased under options which terminate or lapse may be used for the further grant of options under the Plan.

         15. EXPIRATION AND TERMINATION OF THE PLAN. Options may be granted under the Plan at any time up to and including August 17, 2007, on which date the Plan will expire, except as to options then outstanding under the Plan, which options shall remain in effect until they have been exercised or have expired.

         16. AMENDMENT AND REVOCATION. The Board of Directors shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time; provided, however, that the Board of Directors shall obtain any approval by shareholders which is necessary for continued applicability of Rule 16b-3 of the Securities and Exchange Commission; and provided, further, that, without the consent of the optionees, no change may be made in any option theretofore granted which will impair the rights of such optionees.

         17. COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES.

         a. No option shall be exercisable and no Common Shares will be delivered under this Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance

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with the rules of all domestic stock exchanges on which the Company's Common
Shares may be listed. Any share certificate issued to evidence Common Shares may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No option shall be exercisable, and no Common Shares will be delivered under this Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable.

         b. In the case of the exercise of an option by a person or estate acquiring the right to exercise the option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the option and may require such consents and releases of taxing authorities as it may deem advisable.

         18. WITHHOLDING OF TAXES. No later than the date as of which an amount first becomes includable in the gross income of an optionee for federal income tax purposes with respect to any option granted under the Plan, the optionee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Shares, including Common Shares that are a part of the option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due the optionee.

         19. TYPES OF OPTIONS. Options granted under the Plan may be: (i) options which are intended to qualify and are identified as incentive stock options under Section 422 of the Code; (ii) options which are not intended clearly to qualify under Section 422 of the Code and are clearly identified as options which are not to be treated as incentive stock options under Section 422 of the Code; or (iii) both of the foregoing.

         20. GOVERNING LAW. The Plan, all options and action taken thereunder and any agreements relating thereto, shall be governed by and construed in accordance with the laws of the State of Ohio.







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